SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

	Filed by the Registrant	[X]
	Filed by a Party other than the Registrant	[ ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[X]	Definitive Additional Materials
[ ]	Soliciting Material under Rule 14a-12
Fidelity Concord Street Trust
(Name of Registrant as Specified In Its Charter)
(if you checked "filed by registrant above" do not fill this in: Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:
(2) Aggregate number of securities to which transaction applies:
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
(4) Proposed maximum aggregate value of transaction:
(5) Total Fee Paid:
[ ]	Fee paid previously with preliminary materials.
[ ]

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:
(2) Form, Schedule or Registration Statement No.:
(3) Filing Party:
(4) Date Filed:

Urgent Message to Shareholders: Please Vote Your Proxy Today!

It is anticipated that the Special Shareholder Meetings for the funds described on the enclosed materials may be adjourned extending the shareholder proxy solicitations beyond June 13, 2001 to obtain the additional votes needed. Many more shareholders must vote their proxies for the funds to be able hold their meetings.

We urge you to vote your proxy without further delay. Your proxy is very important no matter whether you hold many or just a few shares. If you have voted already, thank you.

By voting promptly, you will help enable your fund to hold its shareholder meeting in the near future and will help control proxy solicitation costs.

Voting is Easy & Fast!

Please call toll free 1-800- 848-3155 weekdays from 8 AM - 11 PM Eastern Time & Saturday, from 11AM - 6 PM, Eastern Time and a representative of D. F. King, Inc. our independent proxy solicitation firm, will record your vote.

Or, see the enclosed materials to vote NOW by touch tone phone, mail or fax.

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